================================================================================

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                                  TOO, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                     N/A
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                                [TOO, INC. LOGO]

                               8323 WALTON PARKWAY
                             NEW ALBANY, OHIO 43054
                                 (614) 775-3500

                                                                   April 7, 2004

Dear Stockholder:

      You are cordially invited to attend our 2004 annual meeting of stockholders. The meeting will be held on Thursday, May 13, 2004, at 9:00 a.m. Eastern Time, at our corporate offices, located at 8323 Walton Parkway, New Albany, Ohio. If you need assistance in finding the location of the meeting, please call our Investor Relations department at (614) 775-3500.

      At the meeting, we will:

            -     elect two directors to the Board;

            - consider and vote upon a proposal to re-approve the material terms of the Incentive Compensation Performance Plan; and

            -     transact other business as may come before the meeting.

We will also report on our financial and operating performance during 2003, and update stockholders on our strategy for future growth.

      It is very important that your shares be represented and voted at the meeting. After reading the enclosed proxy statement, please sign, date and return the enclosed proxy card, or take advantage of voting your proxy over the telephone or the Internet.

      We encourage you to take advantage of voting on the Internet because it is an easy process and the least expensive way for us to tabulate your vote. Also, if you vote on the Internet, you will have the option at that time to enroll in Internet delivery of our proxy materials in the future.

      We look forward to seeing you at the annual meeting.

                                 Sincerely,

                                 /s/ Michael W. Rayden

                                 Michael W. Rayden
                                 Chairman, President and Chief Executive Officer

                                [TOO, INC. LOGO]

                               8323 WALTON PARKWAY
                             NEW ALBANY, OHIO 43054
                                 (614) 775-3500

                  NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

                                  May 13, 2004

      The Annual Meeting of Stockholders of Too, Inc. will be held on Thursday, May 13, 2004, at 9:00 a.m. Eastern Time at the corporate offices of Too, Inc., 8323 Walton Parkway, New Albany, Ohio, to conduct the following items of business:

      1. To elect two directors, each to serve a three-year term expiring at the 2007 annual meeting of stockholders.

      2. To consider and vote upon a proposal to re-approve the material terms of the Incentive Compensation Performance Plan.

      3. To transact other business properly coming before the meeting or any adjournment thereof.

      Stockholders who owned shares of our stock at the close of business on March 26, 2004, are entitled to vote at the annual meeting. A complete list of these stockholders will be available at our corporate offices prior to the annual meeting.

                                 By Order of the Board of Directors,

                                 /s/ Michael W. Rayden

                                 Michael W. Rayden
                                 Chairman, President and Chief Executive Officer

                                TABLE OF CONTENTS

Information About the Annual Meeting and Voting...........................................................................     1
Election of Directors.....................................................................................................     3
   Nominees and Directors.................................................................................................     3
   Information Concerning the Board of Directors and Corporate Governance ................................................     5
   Committees of the Board of Directors...................................................................................     5
   Executive Officers.....................................................................................................     7
   Security Ownership of Directors and Management.........................................................................     9
Executive Compensation....................................................................................................    10
   Summary Compensation Table.............................................................................................    10
   Stock Options..........................................................................................................    11
   Equity Compensation Plan Information...................................................................................    12
   Director Compensation..................................................................................................    13
   Employment Agreements with Certain Executive Officers..................................................................    13
Report of the Stock Option and Compensation Committee.....................................................................    16
   Compensation Philosophy................................................................................................    16
   Principal Compensation Elements........................................................................................    17
   CEO Compensation.......................................................................................................    18
   Section 162(m).........................................................................................................    18
Compensation Committee Interlocks and Insider Participation...............................................................    18
Stockholder Return Graph..................................................................................................    19
Proposal to Re-Approve the Material Terms of the Incentive Compensation Performance Plan..................................    20
Audit Committee Report....................................................................................................    22
Share Ownership of Principal Stockholders.................................................................................    23
Section 16(a) Beneficial Ownership Reporting Compliance...................................................................    24
Independent Accountants...................................................................................................    24
Fees of the Independent Accountants for the Fiscal Year Ended January 31, 2004............................................    24
Stockholder Proposals.....................................................................................................    25
Solicitation Expenses.....................................................................................................    25
Certain Matters Relating to Proxy Materials and Annual Reports............................................................    25
Other Matters.............................................................................................................    26

Amended and Restated Audit Committee Charter..............................................................................   A-1
Incentive Compensation Performance Plan...................................................................................   B-1

                 INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

      The Board of Directors of Too, Inc. is soliciting your proxy to vote at the 2004 Annual Meeting of Stockholders (or any adjournment of the meeting). This proxy statement summarizes the information you need to know to vote at the annual meeting. Throughout the proxy statement, the terms "We," "Our," "Too," and the "Company" refer to Too, Inc.

      We began mailing this proxy statement and the enclosed proxy card on or about April 7, 2004, to all stockholders entitled to vote. Our 2003 Form 10-K Annual Report is being sent with this proxy statement.

DATE, TIME AND PLACE OF MEETING

     Date:      May 13, 2004
     Time:      9:00 a.m. Eastern Time
     Place:     Too, Inc.
                8323 Walton Parkway
                New Albany, Ohio 43054

SHARES ENTITLED TO VOTE

      Stockholders entitled to vote are those who owned our common stock at the close of business on the record date, March 26, 2004. As of the record date, there were 34,417,808 shares of Too, Inc. common stock outstanding. Each share of common stock that you own entitles you to one vote.

VOTING YOUR PROXY

      Whether or not you plan to attend the annual meeting, we urge you to vote. Stockholders of record can give proxies by mailing their signed proxy cards or by voting telephonically or on the Internet. Submitting your completed proxy card, or voting telephonically or on the Internet, will not affect your right to attend the annual meeting and vote.

      The enclosed proxy card indicates the number of shares of our common stock that you own as of the record date.

      Instructions for the three methods of voting your proxy are listed on your proxy card. If you complete and submit your proxy correctly, one of the individuals named on your proxy card (your "proxy") will vote your shares as you have directed. If you submit the proxy but do not make specific choices, your proxy will follow the Board's recommendations and vote your shares:

      - "FOR" the election of both nominees for director (as described on page 3); and

      - "FOR" the proposal to re-approve the material terms of the Incentive Compensation Performance Plan (as described on page 20).

      If any other matter is presented at the annual meeting, your proxy will vote in accordance with his or her best judgment. At the time this proxy statement went to press, we knew of no other matters, beyond the approval of the aforementioned matters, to be acted on at the annual meeting.

REVOKING YOUR PROXY

      You may revoke your proxy by:

      -     submitting a later dated proxy;

      - notifying our Secretary in writing before the meeting that you have revoked your proxy; or

      -     voting in person at the meeting.

VOTING IN PERSON

      If you plan to attend the meeting and vote in person, a ballot will be available when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a letter from the nominee indicating that you are the beneficial owner of the shares as of the close of business on March 26, 2004, the record date for voting, and that you are authorized to vote those shares at the annual meeting.

QUORUM REQUIREMENT

      A quorum of stockholders is necessary to hold a valid meeting. The presence at the meeting, in person or by proxy of the holders of shares representing at least one-third of the votes of the common stock entitled to vote constitutes a quorum. Abstentions and broker "non-votes" are counted as present for establishing a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item absent instruction from the beneficial owner of the shares and no instruction is given.

VOTES NECESSARY

ITEM                                             VOTE NECESSARY*
----                                             ---------------
Election of Directors               Directors are elected by a plurality of the
                                    votes represented by the shares of common
                                    stock present at the meeting in person or by
                                    proxy. This means that the director nominee
                                    with the most affirmative votes for a
                                    particular position is elected for that
                                    position.

Re-Approval of the Material Terms   The affirmative vote of the majority of
of the Incentive Compensation       shares present at the meeting in person
Performance Plan                    or by proxy and entitled to vote.

Transaction of Other Business       A plurality of the votes represented by
                                    the shares of common stock present at
                                    the meeting in person or by proxy.

----------

* Under New York Stock Exchange rules, if your broker holds your shares in its name, your broker is permitted to vote your shares on these items even if it does not receive voting instructions from you.

      For the election of directors, proxies that are marked "Withhold Authority" and broker non-votes will not count toward a nominee's achievement of a plurality, and, thus, will have no effect. As to each other matter submitted to our stockholders for approval at the annual meeting, for purposes of determining the number of shares of our common stock voting on the matter, (1) abstentions will be counted and will have the effect of a negative vote, and (2) broker non-votes will not be counted and, thus, will have no effect.

                              ELECTION OF DIRECTORS

      The Board of Directors has nominated two directors for election at the annual meeting. Each of the nominees is currently serving as a director. If you re-elect them, each will hold office for a three-year term expiring at the 2007 annual meeting or until his or her successor has been elected.

      Your proxy will vote for each of the nominees unless you specifically withhold authority to vote for a particular nominee. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. We do not know of any nominee of the Board who would be unable to serve as director if elected.

      Stockholders wishing to nominate directors for election may do so by delivering to the Chairperson of the Nominating Committee of the Company, not less than 14 days nor more than 50 days before a meeting of the stockholders called for the election of directors, a notice stating: (a) the name, age, business address and, if known, residence address of each nominee proposed in the notice; (b) the principal occupation or employment of each nominee; (c) the number of shares of common stock of the Company beneficially owned by each nominee; and (d) such other information as is required by the Company's bylaws. No person may be elected as a director of the Company unless he or she has been nominated by a stockholder in this manner or by the Board of Directors.

      THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF BOTH OF THE FOLLOWING NOMINEES OF THE BOARD OF DIRECTORS:

NOMINEES AND DIRECTORS

      Nominees of the Board of Directors for election at the 2004 annual meeting

David A. Krinsky                                                          Age 55

      Mr. Krinsky is a partner at the law firm of O'Melveny and Myers LLP in Newport Beach, California. Before joining the firm as a partner in 1994, he was a partner at the law firm of Pettis, Tester, Kruse & Krinsky. Mr. Krinsky is a corporate attorney who specializes in mergers and acquisitions and securities law. Mr. Krinsky was first elected to the Board of Directors in August 1999.

Kenneth J. Strottman                                                      Age 55

      Mr. Strottman is the founder, President and Chief Executive Officer of Strottman International, Inc., a marketing agency specializing in developing promotional programs targeting children and families. Before founding his firm in 1983, Mr. Strottman served as Vice President, Marketing, at Mattel, Inc. Mr. Strottman was first elected to the Board of Directors in August 1999.

      Directors whose terms continue until the 2005 annual meeting

Philip E. Mallott                                                         Age 46

      Mr. Mallott is an independent financial consultant and part-time retail stock analyst employed by Coker & Palmer. Prior to his current position, Mr. Mallott spent 16 years in retail financial management. He retired as Vice President and Chief Financial Officer of Intimate Brands, Inc. in February 2000, a position he held since 1995. Mr. Mallott also serves on the board of directors of Big Lots, Inc., a publicly held company. Mr. Mallott was first elected to the Board of Directors in February 2000.

Michael W. Rayden                                                         Age 55

      Mr. Rayden has served as our President and Chief Executive Officer since March 1996. He was elected Chairman of the Board of the Company in August 1999. Before joining the Company, he served as President, Chief Executive Officer and Chairman of the Board of Pacific Sunwear of California, Inc. from 1990 to 1996, President and Chief Executive Officer of The Stride Rite Corporation from 1987 to 1989 and President and Chief Executive Officer of Eddie Bauer Inc. from 1984 to 1987. Mr. Rayden also serves on the board of directors of Strottman International, Inc., a privately held company. Mr. Rayden was first elected to the Board of Directors in August 1999.

      Directors whose terms continue until the 2006 annual meeting

Elizabeth M. Eveillard                                                    Age 57

      Ms. Eveillard is an independent consultant. Ms. Eveillard served as Senior Managing Director, Retailing and Apparel Group, Bear, Stearns & Co., Inc. from 2000 to 2002 and as a consultant to May 2003. Prior to that time, Ms. Eveillard served as the Managing Director, Head of Retailing Industry, Paine Webber Corporation from 1988 to 2000. From 1972 to 1988, Ms. Eveillard held various executive positions including Managing Director in the Merchandising Group with Lehman Brothers. Ms. Eveillard also serves on the board of directors of Retail Ventures, Inc. and Mayor's Jewelers, Inc., both publicly held companies. Ms. Eveillard was first elected to the Board of Directors in February 2003.

Nancy J. Kramer                                                           Age 48

      Ms. Kramer is Chief Executive of Resource, a professional services firm specializing in interactive marketing solutions for national brands. Resource was founded by Ms. Kramer in 1981. Ms. Kramer was first elected to the Board of Directors in August 1999.

Fredric M. Roberts                                                        Age 61

      Mr. Roberts is President of F.M. Roberts & Company, Inc., an investment banking firm that Mr. Roberts established in 1980. Mr. Roberts served as 1993 Chairman of the Board of Governors of the National Association of Securities Dealers ("NASD"). From 1994 to 1996, he was a member of the Nasdaq Stock Market Board of Directors and its Executive Committee. Mr. Roberts also serves on the board of directors of PCA International, Inc. and Cost Plus, Inc., a publicly held company. Mr. Roberts was first elected to the Board of Directors in February 2003.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

      Our Board of Directors held four meetings in fiscal year 2003. During fiscal year 2003, all of the directors attended 75 percent or more of the total number of meetings of the Board (held during the period for which such person was a director) and committees of the Board (held during the period for which such person served), except that Mr. Roberts attended two of the three meetings of the Stock Option and Compensation Committee meetings held in fiscal year 2003 after he was appointed to the Committee.

      It is the Company's expectation that all members of the Board of Directors attend the annual meeting of stockholders. All members of the Company's Board of Directors were present at the Company's 2003 annual meeting of stockholders, except for Mr. Mallott.

      Upon consideration of the criteria and requirements regarding director independence set forth in the rules of the New York Stock Exchange ("NYSE"), the Board of Directors has determined that a majority of its members are independent. Specifically, the Board has determined that each of Ms. Eveillard, Ms. Kramer, and Messrs. Krinsky, Mallott, Roberts, and Strottman meets the standards of independence established by NYSE Rule 303A.02. For a director to be considered independent, the Board must determine that a director does not have any direct or indirect material relationship with the Company. The Board has established guidelines to assist it in determining director independence, which conform to, or are more exacting than, the independence requirements in the NYSE listing rules. The independence guidelines are set forth on pages 2-4 of the Company's Corporate Governance Principles, which can be obtained on the Company's website as described below.

      The Company's Board of Directors welcomes communications from stockholders. Stockholders may send communications to the Board of Directors, or to any Director, c/o Too, Inc., 8323 Walton Parkway, New Albany, Ohio 43054.

      During fiscal year 2003 and early fiscal year 2004, in response to the SEC initiatives, the new NYSE listing requirements, and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, the Board of Directors adopted Corporate Governance Principles, an Amended and Restated Audit Committee Charter, a Stock Option and Compensation Committee Charter, and a Nominating and Governance Committee Charter. The Board of Directors also adopted a Code of Business Conduct and Ethics, which is applicable to all of the Company's directors, officers, and associates, and a Code of Ethics for Senior Financial Officers. All of the above are available in the governance section of the investor relations page of our website, www.tooinc.com.

COMMITTEES OF THE BOARD OF DIRECTORS

      The Board of Directors has standing Audit, Stock Option and Compensation, and Nominating and Governance Committees. Each of the committees consists solely of directors who meet the standards of independence established by NYSE Rule 303A.02, including the more stringent independence standard required for audit committees.

      Audit Committee

      The Audit Committee of the Board of Directors selects the firm to be employed as our independent public accountants, reviews the scope of their audit and fees, including services provided for the review of the quarterly results and related filings, as well as reviews and approves any non-audit fees. In addition, the Audit Committee consults with the independent auditors about the plan of audit, the resulting audit report and the accompanying management letter. The Audit Committee also confers with the independent auditors about the adequacy of internal accounting controls, as appropriate, outside of the presence of management. The members of the Company's Audit Committee are Philip
E. Mallott, Chairman, Elizabeth M. Eveillard, and Kenneth J. Strottman. Ms. Eveillard was appointed to the Audit Committee in February 2003. David A. Krinsky was also a member of the Audit Committee until February 2004. The Board of Directors has determined that Mr. Mallott, Chairman, meets the requirements of a "financial expert" as set forth in Section 401(h) of Regulation S-K promulgated by the SEC. The Audit Committee held six meetings in fiscal year 2003. A copy of the Amended and Restated Audit Committee Charter is attached hereto as Appendix A.

      Stock Option and Compensation Committee

      The Stock Option and Compensation Committee of the Board of Directors reviews executive compensation and administers the Company's stock option and incentive compensation performance plans. Its members are Fredric M. Roberts, Chairman, Nancy J. Kramer and Kenneth J. Strottman. Mr. Roberts was appointed to the Stock Option and Compensation Committee in February 2003. The Stock Option and Compensation Committee held four meetings in fiscal year 2003.

      Nominating and Governance Committee

      The Nominating and Governance Committee consists of Nancy J. Kramer, Chairperson, Elizabeth M. Eveillard and Fredric M. Roberts. Ms. Eveillard and Mr. Roberts were appointed to the Nominating Committee in February 2003. Previously, Michael W. Rayden served as a member of and Kenneth J. Strottman served as Chairman of the Nominating and Governance Committee. The Nominating and Governance Committee makes recommendations to the Board of Directors regarding the size and composition of the Board, establishes procedures for the nomination process, recommends candidates for election to the Board of Directors, and leads the Board in its annual evaluation of the Board's performance. When considering potential candidates, the Nominating and Governance Committee looks for candidates who, as a group, meet the Company's strategic needs; possess high personal values and integrity; have an understanding of the regulatory and policy environment in which the Company does its business; and have substantial experience which is of particular relevance to the Company. The Company generally does not pay any third parties to identify or evaluate, or assist in identifying or evaluating, potential nominees.

      The Nominating and Governance Committee also has the responsibility to develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company. The Company's Corporate Governance Principles are posted on the Company's website at www.tooinc.com as described previously.

      The Nominating and Governance Committee will consider director nominations made by stockholders for the 2005 annual meeting of stockholders provided that the names of such nominees are submitted in writing within the time period described above under "Election of Directors."

      The Nominating and Governance Committee will also consider the recommendations of stockholders regarding potential director candidates. In order for stockholder recommendations regarding possible director candidates for director to be considered by the Nominating and Governance Committee:

      - such recommendations must be provided to the Nominating and Corporate Governance Committee c/o Too, Inc., 8323 Walton Parkway, New Albany, Ohio 43054, in writing at least 120 days prior to the date of the next scheduled annual meeting;

      - the nominating stockholder must meet the eligibility requirements to submit a valid shareholder proposal under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and

      - the stockholder must described the qualifications, attributes, skills, or other qualities of the recommended director candidate.

      The Nominating and Governance Committee held one meeting in fiscal year 2003.

EXECUTIVE OFFICERS

      In addition to Mr. Rayden, the following persons are our executive officers:

Sally A. Boyer                                                            Age 43

      Ms. Boyer has served as our President and General Manager - Justice Stores since August 2003. Previously, Ms. Boyer served as our President of Merchandising for Limited Too from August 2002 to August 2003, as Executive Vice President of Planning, Allocation, and Merchandising Operations from February 2001 to July 2002, as Senior Vice President-Merchandising Operations since June 2000, and as Vice President Merchandising Operations since May 1998. Ms. Boyer also held various positions with us and The Limited, Inc., including Vice President-Planning and Distribution from 1995 to 1998. Before joining The Limited, Inc. in 1991, she served as a Financial Consultant for Andersen Consulting from 1990 to 1991, a Merchandise Planner for The Limited, Inc. from 1989 to 1990 and Merchandise Controller of Youthland, Inc. from 1984 to 1989. Ms. Boyer served on our Board of Directors from August 2002 until March 2004.

Scott M. Bracale                                                          Age 42

      Mr. Bracale has served as our Executive Vice President-Marketing, Catalog and Web since August 2002. Previously, Mr. Bracale served as Senior Vice President-General Manager-Catalog, Internet from February 2000 to July 2002, and as Vice President and General Manager-Catalog from December 1998 to January 2000. Prior to joining the Company, Mr. Bracale was Vice President of Bass Pro Shops Catalog Division from 1995 to 1998.

Kent A. Kleeberger                                                        Age 52

      Mr. Kleeberger has served as our Executive Vice President - Chief Financial Officer since August 2002. He also serves as our Secretary and Treasurer. Mr. Kleeberger also served as our Chief Operating Officer from August 2002 until February 2004. He served as our Executive Vice President-Chief Financial Officer, Logistics and Systems from February 2001 to July 2002. Mr. Kleeberger joined the Company as Vice President and Chief Financial Officer in March 1998 following a 10-year career with The Limited, Inc., including as Vice President-Controller of Victoria's Secret Catalogue from 1991 to 1995 and Corporate Controller of The Limited, Inc. from 1995 to 1998. Mr. Kleeberger also serves on the board of directors of Shoe Carnival, Inc., a publicly held company. Mr. Kleeberger served on our Board of Directors from February 2000 until March 2004.


William E. May, Jr.                                                       Age 55

      Mr. May has served as our Executive Vice President - Chief Operating Officer since February 2004. Prior to joining the Company, Mr. May served as President and Chief Executive Officer, Wholesale for Fleming Company from June 2002 until November 2003. He also served as Vice President, Gap Global Distribution for Gap, Inc. from March 1999 until June 2002. Mr. May has also held roles as Executive Vice President/Chief Operating Officer for Nash Finch Company, Senior Vice President Operations, Marketing, Procurement and MIS for Spartan Stores and other executive positions in the food industry.

Joan E. Munnelly                                                          Age 51

      Ms. Munnelly has served as our Executive Vice President of Design - Justice Stores since June 2003. Previously, Ms. Munnelly served as our Executive Vice President-Merchandising and Design for Casual and Active Sportswear for Limited Too from August 2002 to June 2003. Ms. Munnelly served as Senior Vice President-General Merchandise Manager and Design/Sportswear from February 2000 to July 2002, and as Vice President-General Merchandise Manager of Casual Sportswear from September 1999 to January 2000. Prior to joining the Company, Ms. Munnelly was Vice President of Merchandising for Just Nikki and Velvet Pixies, divisions of Claire's Inc. from June 1997 to September 1999.

James C. Petty                                                            Age 43

      Mr. Petty has served as our President and General Manager - Limited Too since August 2003. Previously, Mr. Petty served as our Executive Vice President-Stores and Realty from August 2002 to August 2003, as Senior Vice President-Stores from June 2000 to July 2002, and as our Vice President-Stores from June 1997 to May 2000. Mr. Petty also held various positions involving store management and operations with Old Navy, Inc., Banana Republic, Inc. and The Gap, Inc. during his 13-year tenure with The Gap and its subsidiaries, including Vice President-Store Operations of Old Navy, Inc. from 1994 to 1997 and Vice President-Store Operations of Banana Republic, Inc. from 1991 to 1994.

Ronald Sykes                                                              Age 62

      Mr. Sykes has served as our Senior Vice President-Human Resources since October 2000. Prior to joining the Company, he was a principal since October 1999 at Walker-Sykes Associates, LLC, an executive search firm. Mr. Sykes owned his own executive search firm, Ron Sykes & Associates, from August 1998 to October 1999. From April 1995 to August 1998, he was a senior human resources executive with The Limited Stores Inc. Mr. Sykes has held similar positions with F & R Lazarus, Stride Rite Corporation, Jordan Marsh, A & S/Jordan Marsh, and Macy's East.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

      Below is a table with information providing the number of shares of Too, Inc.'s common stock beneficially owned by each of the directors of the Company, executive officers listed in the Summary Compensation Table below, and all of the directors and executive officers of Too, Inc. as a group.

                                                                                                        NUMBER OF
                                                                                                    SHARES OF COMMON
                                                                                                   STOCK BENEFICIALLY    PERCENT
                                               NAME                                                    OWNED(1)(2)      OF CLASS
                                               ----                                                    -----------      --------
Sally A. Boyer...................................................................................       130,825(3)          *
Scott M. Bracale.................................................................................        85,476(4)          *
Elizabeth M. Eveillard ..........................................................................         4,250             *
Kent A. Kleeberger...............................................................................       140,248(5)          *
Nancy J. Kramer..................................................................................        18,794(6)          *
David A. Krinsky.................................................................................        18,750(6)          *
Philip E. Mallott................................................................................        17,708(7)          *
James C. Petty...................................................................................        97,805(8)          *
Michael W. Rayden................................................................................     1,265,576(9)        3.6%
Fredric M. Roberts...............................................................................         1,250(10)         *
Kenneth J. Strottman.............................................................................        31,250(6)(11)      *

All directors and executive officers as a group (14 persons).....................................     1,913,732(12)       5.3%

----------
*     Less than 1%

(1) Unless otherwise indicated, each named person has voting and investment power over the listed shares and such voting and investment power is exercised by the named person or shared with a spouse.

(2)   Reflects ownership as of February 29, 2004.

(3) Includes options to purchase 96,332 shares exercisable within 60 days after February 29, 2004.

(4) Includes options to purchase 85,015 shares exercisable within 60 days after February 29, 2004.

(5) Includes options to purchase 128,764 shares exercisable within 60 days after February 29, 2004.

(6) Includes options to purchase 18,750 shares exercisable within 60 days after February 29, 2004.

(7) Includes options to purchase 15,000 shares exercisable within 60 days after February 29, 2004.

(8) Includes options to purchase 82,986 shares exercisable within 60 days after February 29, 2004.

(9) Includes options to purchase 1,025,098 shares exercisable within 60 days after February 29, 2004.

(10) Includes options to purchase 1,250 shares exercisable within 60 days after February 29, 2004.

(11) Includes 2,500 shares owned by Mr. Strottman's family members, for which Mr. Strottman disclaims beneficial ownership.

(12) Includes options to purchase 1,589,445 shares exercisable within 60 days after February 29, 2004 held by all directors and executive officers as a group.

                             EXECUTIVE COMPENSATION

      The following table shows the compensation paid by Too, Inc. to each of the named executive officers of the Company for each of the last three fiscal years.

SUMMARY COMPENSATION TABLE

                                                                                                 LONG-TERM
                                                      ANNUAL COMPENSATION                   COMPENSATION AWARDS
                                          -------------------------------------------      ---------------------
                                                                                OTHER                               ALL OTHER
                                                                               ANNUAL                   SECURITIES   COMPEN-
                                         FISCAL                               COMPENSA-    RESTRICTED   UNDERLYING    SATION
                                          YEAR      SALARY($)   BONUS($)(1)  TION($)(2)     AWARDS(3)    OPTIONS      ($)(4)
                                          ----       -------     ---------      -----      ----------    -------      -------
Michael W. Rayden.....................    2003     1,044,231       288,000      5,784              --    125,000      321,543
   Chairman of the Board, Chief           2002       940,285     1,892,663      6,044      $2,605,000    100,000      556,538
   Executive Officer and                  2001       911,638     1,266,320      5,713              --    100,000    2,255,751
   President

Kent A. Kleeberger....................    2003       420,000        70,560      1,535      $  399,000         --      117,016
   Executive Vice President  -            2002       393,846       380,076      1,471              --     65,000      149,859
    Chief Financial Officer               2001       338,461       253,200      1,238              --     25,000      117,382

Sally A. Boyer........................    2003       420,000        70,560      1,441      $  399,000         --      107,473
   President and General Manager -        2002       389,615       375,276      1,369              --     65,000      138,877
   Justice Stores                         2001       338,461       253,200      1,238              --     25,000      106,231

Scott M. Bracale......................    2003       400,000        57,600         --      $  399,000         --       79,874
   Executive Vice President -             2002       380,962       344,753      1,173              --     45,000      106,132
   Marketing and Catalog/Web              2001       342,692       235,500      1,140              --     20,000       84,181

James C. Petty........................    2003       386,058        54,000      1,171      $  399,000         --       80,869
   President and General Manager -        2002       353,269       315,818      1,160              --     45,000      109,091
   Limited Too                            2001       312,116       213,000        978              --     10,000       86,398

(1) Represents the total of the performance-based incentive compensation for the spring and fall selling seasons.

(2) Represents reimbursement of taxes on benefits paid on behalf of the listed officers.

(3) Represents for each executive officer, the restricted stock awards for the specified fiscal year under the Too, Inc. 1999 Stock Option and Performance Incentive Plan. Information set forth above is based on the closing price of the Company's common stock on the date on which the awards were made.

      On August 12, 2003, each of Mr. Kleeberger, Ms. Boyer, and Messrs. Bracale and Petty received an award of 25,000 shares of restricted stock, valued at $15.96 per share. After achieving a certain level of sales increase for 2004, the awards vest 100% on August 12, 2007, subject to continued employment with the Company.

      Mr. Rayden received an award of 100,000 shares of restricted stock on February 12, 2002, valued at $26.05 per share. The award vests 20% per year beginning on February 12, 2003, based on continued employment with the Company and provided that the Company achieved at least a 5% increase in gross sales for Fall 2002 over Fall 2001. On February 12, 2003, 20,000 shares of the restricted stock vested.

      As of January 31, 2004, the aggregate restricted stock holdings and the value of such holdings for each of the named executive officers were: Mr. Rayden, 80,000 shares, $1,224,000; Mr. Kleeberger, 25,000 shares, $382,500; Ms. Boyer,

      25,000 shares, $382,500; Mr. Petty, 25,000 shares, $382,500; and Mr.
      Bracale, 25,000 shares, $382,500 (based on the $15.30 fair market value of the Company's common stock on January 31, 2004).

      Dividends will not be paid or accrue with respect to shares of restricted stock until such shares vest.

(4) For Fiscal 2003, includes group term insurance premiums in the amounts of $2,180, $948, $900, and $861, paid on behalf of executive officers Kleeberger, Boyer, Bracale and Petty, respectively, executive life insurance premiums in the amount of $10,470 paid on behalf of Mr. Rayden and contributions and employer matching contributions to the qualified retirement plan and the non-qualified supplemental retirement and alternative savings plans in the amounts of $311,073, $114,836, $106,525, $78,974, and $80,008 for officers Rayden, Kleeberger, Boyer, Bracale and Petty, respectively.

STOCK OPTIONS

      The following table shows certain information regarding stock options granted to the executive officers named in the Summary Compensation Table during the 2003 fiscal year.

                       OPTIONS GRANTED IN FISCAL YEAR 2003

                                                                                                  POTENTIAL REALIZABLE
                                                          INDIVIDUAL GRANTS                             AT ASSUMED
                                           ------------------------------------------------            ANNUAL RATES
                                          NUMBER OF      % OF TOTAL                                    OF STOCK PRICE
                                          SECURITIES       OPTIONS       EXERCISE                     APPRECIATION FOR
                                          UNDERLYING      GRANTED TO        OR                       OPTION TERMS($)(1)
                                           OPTIONS       EMPLOYEES IN   BASE PRICE EXPIRATION    -----------------------
                 NAME                      GRANTED        FISCAL YEAR    ($/SHARE)   DATE           5%            10%
                 ----                      -------        -----------    ---------   ----           --            ---
Michael W. Rayden.....................     125,000            28%         15.16    2/11/2013     1,191,755     3,020,142
Kent A. Kleeberger....................          --            --             --           --            --            --
Sally A. Boyer........................          --            --             --           --            --            --
Scott M. Bracale......................          --            --             --           --            --            --
James C. Petty........................          --            --             --           --            --            --

(1) The amounts under the columns labeled "5%" and "10%" are included by the Company pursuant to certain rules promulgated by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, in the price of the Company's common stock. Such amounts are based on the assumption that the option holders hold the options granted for their full term. The actual value of the options will vary in accordance with the market price of the Company's stock.

      The following table provides certain information regarding the value of stock options at the end of the fiscal year held by the executive officers named in the Summary Compensation Table:

                 AGGREGATED OPTION EXERCISES IN 2003 FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                        NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                       UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                         OPTIONS AT FISCAL             OPTIONS AT FISCAL
                                           SHARES        VALUE              YEAR-END(#)(2)                YEAR-END($)(3)
                                         ACQUIRED ON    REALIZED      --------------------------  -----------------------------
                 NAME                    EXERCISE (#)    ($)(1)       EXERCISABLE  UNEXERCISABLE  EXERCISABLE     UNEXERCISABLE
                 ----                    ------------    ------       -----------  -------------  -----------     -------------
Michael W. Rayden.....................     17,579        154,297        811,020        422,828     4,611,495          488,379
Kent A. Kleeberger....................          0              0        105,214         96,523       128,818                0
Sally A. Boyer........................     11,130         37,093         72,782        101,314             0                0
Scott M. Bracale......................          0              0         66,465         63,083        77,553                0
James C. Petty........................          0              0         64,436         71,244        37,095                0

(1) Value realized was calculated based on the number of shares exercised multiplied by the excess of the fair market value of a share of Too, Inc. common stock on the date of exercise over the exercise price of the stock option.

(2) Represents exercisable and unexercisable Too, Inc. stock options for the individual as of January 31, 2004.

(3) Represents the total gain which would have been realized if all in-the-money options held at fiscal year-end had been exercised, determined by multiplying the number of shares underlying the options by the difference between the option exercise price and fair market value at year-end ($15.30 on January 30, 2004). An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

EQUITY COMPENSATION PLAN INFORMATION

      The following table sets forth additional information as of January 31, 2004, concerning shares of our common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements, divided between plans approved by our stockholders and plans or arrangements not submitted to our stockholders for approval. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options and other rights and the number of shares remaining available for future grants excluding the shares to be issued upon exercise of outstanding options, warrants, and other rights.

                                                                                                  NUMBER OF SECURITIES
                                                                                                   REMAINING AVAILABLE
                                         NUMBER OF SECURITIES                                      FOR ISSUANCE UNDER
                                          TO BE ISSUED UPON                WEIGHTED-AVERAGE        EQUITY COMPENSATION
                                             EXERCISE OF                  EXERCISE PRICE OF          PLANS (EXCLUDING
                                         OUTSTANDING OPTIONS,            OUTSTANDING OPTIONS,      SECURITIES REFLECTED
                                          WARRANTS AND RIGHTS            WARRANTS AND RIGHTS           IN COLUMN (A))
                                                  (A)                             (B)                       (C)
                                               ---------                        ------                    -------
Equity compensation plans approved
by security holders                            3,286,700                        $18.20                    615,656

Equity compensation plans not
approved by security holders                          --                            --                         --
                                               ---------                        ------                    -------

Total                                          3,286,700                        $18.20                    615,656
                                               =========                        ======                    =======

DIRECTOR COMPENSATION

      Associates and officers who are directors receive no additional compensation for services as directors. In 2003, cash compensation for non-associate directors included the following:

      - an annual retainer of $25,000 for service on the Board of Directors, paid quarterly in arrears;

      - an annual retainer of $7,500 for service as Chairman of the Audit Committee;

      - an annual retainer of $4,000 for service as Chairman of the Stock Option and Compensation Committee;

      - $1,000 for each Board meeting attended ($400 for a telephonic meeting);

      - $600 for each committee meeting attended ($200 for a telephonic meeting); and

      - $200 for each action in writing that our Board or any committee takes.

      In addition, under our 1999 Non-Associate Director Stock Plan, each director who is not an associate of our Company receives:

      -     an initial grant to purchase 5,000 shares of our common stock;

      - an annual grant of options to purchase 5,000 shares of our common stock at a price equal to the fair market value of the shares at the grant date; and

      - after three years of services as a director, a one-time grant of options to purchase 15,000 shares.

EMPLOYMENT AGREEMENTS WITH CERTAIN EXECUTIVE OFFICERS

      We entered into amended and restated employment agreements with Mr. Rayden, Mr. Kleeberger, Ms. Boyer, Mr. Bracale, Ms. Munnelly, Mr. Petty and Mr. Sykes effective September 15, 2003. Except for Mr. Rayden, whose agreement has an initial term of five years, each agreement has an initial term of three years, after which it will renew automatically for additional one year periods on the same terms and conditions, unless either party provides notice to the other of an intention not to extend it at least 90 days prior to the anniversary date. Furthermore, if a change in control (as defined in the agreement) occurs during the term of the agreement, the term of the agreement will be extended for two years from the date of the change in control.

      Each employment agreement provides for a minimum annual base salary, plus any increases in base compensation as may be authorized by the Board of Directors after the date of the agreement. The agreements also provide for each officer's continued participation in the Company's incentive compensation and stock option plans and other benefits as described in the agreements.

      The employment agreements require the Company to compensate each officer and provide him or her with certain benefits if his or her employment is terminated before the agreement expires. The compensation and benefits each officer is entitled to receive vary depending upon whether his or her employment is terminated: (1) by the Company for cause (as defined in the officer's agreement), or voluntarily by the officer, or in the case of Mr. Rayden, other than for good reason (as defined in his agreement); (2) by the Company other than for cause, or in the case of Mr. Rayden, for good reason; (3) involuntarily due to disability; (4) upon retirement; or (5) upon the officer's death, under which circumstance the applicable compensation and benefits are payable to the officer's beneficiaries.

      If the officer's employment is terminated by the Company for cause, voluntarily by the officer, or in the case of Mr. Rayden, if his employment is terminated by the Company for cause or by Mr. Rayden for other than good reason (as defined in his agreement), the officer's severance benefits payable under the employment agreement will include:

      - any accrued base salary and accrued vacation not paid as of the termination date;

      - vested benefits as of the termination date under the Company's benefit, retirement, incentive and other plans; and

      - in Mr. Rayden's case, continued payment of life insurance premiums through the end of the calendar year.

      If the officer's employment is terminated by the Company other than for cause, or in the case of Mr. Rayden, for good reason (as defined in his agreement), the officer's severance benefits payable under the employment agreement will include:

      - any accrued base salary and accrued vacation not paid as of the termination date;

      -     a pro-rated bonus amount;

      - vested benefits as of the termination date under the Company's benefit, retirement, incentive and other plans;

      - continued payment of 100% of base salary for 12 months for Mr. Sykes and Ms. Munnelly, continued payment of 100% of base salary for 18 months for Ms. Boyer and Messrs. Bracale, Kleeberger and Petty, and in the case of Mr. Rayden, a lump sum amount equal to two times the sum of (i) base salary and (ii) the greater of Mr. Rayden's (a) annual par target bonus opportunity in the year of termination or
            (b) the actual annual bonus earned by Mr. Rayden in the year prior to the year of termination;

      - continued insurance benefits for one year for Mr. Sykes and Ms. Munnelly, 18 months for Ms. Boyer and Messrs. Bracale, Kleeberger and Petty and, in Mr. Rayden's case, two years;

      - outplacement services and related travel costs up to a maximum of $10,000 (or, in Mr. Rayden's case, $30,000);

      - acceleration of vesting of stock awards by 12 additional months for Ms. Boyer and Messrs. Bracale, Kleeberger and Petty, and in Mr. Rayden's case, acceleration of vesting stock awards by 24 additional months and continued payment of life insurance premiums through the end of the calendar year; and

      - employment continuation period for disability benefits for one year for Mses. Boyer and Munnelly, and Messrs. Bracale, Kleeberger, Petty and Sykes.


      If the officer's employment is terminated involuntarily due to disability, the officer's severance benefits payable under the employment agreement will include:

      - any accrued base salary and accrued vacation not paid as of the disability date;

      -     a pro-rated bonus amount;

      - vested benefits as of the termination date under the Company's benefit, retirement, incentive and other plans;

      - 100%, 80% and 60%, respectively, of base salary for the first, second and third 12 months following the disability date (reduced by amounts received by the officer under the Company's disability plans);

      - additional salary benefits if the officer is disabled beyond 36 months; and

      - in Mr. Rayden's case, continued payment of life insurance premiums through the end of the calendar year.

Notwithstanding the above, the salary continuation payments will cease upon the earlier of (a) the disability ceasing to exist or (b) the officer's retirement.

      If the officer's employment is terminated by reason of his or her retirement, the officer's severance benefits will include the following:

      - accrued base salary and accrued vacation not paid as of the termination date;

      -     a pro-rated bonus amount; and

      - vested benefits as of the termination date under the Company's benefit, retirement, incentive and other plans.

      If the officer's employment is terminated by reason of his or her death, the Company's sole obligation will be to pay the officer's spouse, estate or designated beneficiary, as the case may be, the same amounts due the officer if he or she had retired, as described above.

      The employment agreements also prohibit the officer from becoming directly or indirectly connected with any business or entity that competes directly or indirectly with the Company during the officer's employment with the Company and for a period of one year (or in the case of Mr. Rayden, two years) from the date of termination if employment is terminated: (1) by the Company for any reason,
(2) by the officer for any reason, or (3) by reason of either the Company's or the officer's decision not to extend the term of the agreement. Mr. Rayden's non-competition period will terminate after a change in control, upon a termination by the Company for other than cause, or upon a termination by Mr. Rayden for good reason. The non-competition periods of the other officers will terminate upon termination by the Company other than for cause after a change in control, or by the officer for good reason after a change in control.

      We also entered into executive agreements with Mr. Rayden, Mr. Kleeberger, Ms. Boyer, Mr. Bracale, Ms. Munnelly, and Mr. Petty effective September 15, 2000, and with Mr. Sykes effective October 30, 2000. Each agreement has an initial term of three years, after which it will renew automatically for additional one year periods on the same terms and conditions, unless the Company provides notice to the officer of an intention not to extend the executive agreement at least 30 days prior to the anniversary date. Furthermore, if a change in control (as defined in the executive agreement) occurs during the term of the executive agreement, the term of the agreement will be extended for two years from the date of the change in control.

      Under each executive agreement, the Company must provide severance benefits to the officer if his or her employment is terminated (other than on account of death or disability or for cause):

      - by the Company at any time six months prior to a change in control if such termination was in contemplation of such change in control and was done to avoid the effects of the agreement;

      -     by the Company within 24 months after a change in control;

      - by the officer for good reason (as defined in the executive agreement) at any time within 24 months after a change in control; or

      - in the case of Mr. Rayden, by him with or without good reason during the period beginning on the one year anniversary date of a change in control and lasting for 30 days.

      In addition to accrued compensation, bonuses, vested benefits and stock options, the officer's severance benefits payable under the executive agreement include:

      - a lump sum cash payment equal to the sum of: (1) any accrued base salary and vacation time payable as of the termination and (2) the officer's base annual salary (as defined in the agreement) multiplied by three;

      - a lump sum cash payment equal to the sum of: (1) the pro-rated bonus amount (as defined in the agreement) and (2) the highest annual incentive compensation to which the officer would be entitled multiplied by three;

      -     36 months of continued insurance benefits;

      - outplacement services and related travel costs up to a maximum of $10,000 (or, in Mr. Rayden's case, $60,000).

      Under the executive agreements, a change in control shall be deemed to occur upon: (1) the acquisition by any person of 25% or more of the voting power of the Company's outstanding securities; (2) a merger or consolidation of the Company; (3) a sale of 50% or more of the Company's assets; (4) the liquidation or dissolution of the Company; or (5) any transaction that has the same effect as any of the foregoing.

RELATED PARTY TRANSACTIONS

      The Company does not believe that there were any relationships or related party transactions of a nature required to be disclosed under the applicable SEC rules during fiscal year 2003.

      The following Compensation Committee Report, Performance Graph, and Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any of our filings under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

              REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE

      Our Stock Option and Compensation Committee has the power, among other things, to do the following:

      - review and approve our executive compensation philosophy and policies and the application of such policies to the compensation of our executive officers;

      - determine the annual salary, bonus, stock grants and options, and other benefits, direct and indirect, of our executives officers;

      -     review new executive compensation programs;

      - establish and periodically review policies for the administration of our executive compensation programs;

      -     approve certain employment arrangements with new employees.


COMPENSATION PHILOSOPHY

      We seek to apply a consistent compensation philosophy for all of our leadership group associates, including our executive officers. The primary goals of our compensation program are to:

      -     attract and retain qualified executives;

      -     reward current and past individual performance;

      - provide short-term and long-term incentives for good and excellent future performance; and

      - link total compensation for individual performance and our performance to enhance stockholder value.

      Accordingly, we have structured total compensation for our leadership group associates to provide a portion of the compensation as fixed compensation and a portion of the compensation as a variable amount based on performance. Our philosophy is built on the following basic principles:

      -     To Pay for Outstanding Performance

      We believe in paying for results. Individuals in leadership roles are compensated based on a combination of total Company, business unit and individual performance factors. Total Company performance is evaluated primarily based on the degree by which financial targets are met or exceeded. In addition, a significant portion of total compensation is in the form of equity-based awards which ties into increases in stockholder value.

      -     To Pay Competitively

      We are committed to providing a total compensation program designed to attract the best senior leaders to our business and retain the best and most consistent performers. To achieve this goal, we will periodically compare our pay practices and overall pay levels with other leading retail, and where appropriate, non-retail companies, and adjust our compensation guidelines based on this review.

      -     To Pay Equitably

      We believe that it is important to apply generally consistent guidelines for substantially all associate compensation programs across our Company, considering the size of unit, area of responsibility, complexity, development stage, and performance of our Company, along with the performance of the individual executive.

PRINCIPAL COMPENSATION ELEMENTS

      The principal elements of our executive compensation packages are base salary, performance-based cash incentive compensation, and equity-based long-term incentive programs.

      Base Salary

      The Committee annually reviews and approves the employment of each executive officer, including the base salary. In determining salary adjustments, the Committee considers the size and responsibility of the individual's position, the business unit's overall performance, the individual's overall performance and future potential, and the base salaries paid by competitors to employees in comparable positions. Individual performance is measured against the following factors: seasonal and annual business goals, business growth and brand execution goals, and the recruitment and development of future leadership talent. The Committee considers these factors subjectively in the aggregate, and accords none a formula weight.

      Performance-Based Cash Incentive Compensation

      We have employed a performance-based cash incentive compensation program for specified key leadership positions along with certain other members of the Company's management that provides for incentive payments based on the level of achievement of pre-established financial goals for each six-month operating season. The goals under this plan for spring 2003 and fall 2003 were based on operating income. Goals, however, also may be based on other financial measures, including the price of the Company's or an affiliate's common stock, stockholder return, return on equity, return on investment, return on capital, sales productivity, comparable store sales growth, economic profit, economic value added, net income, gross margin, sales, free cash flow, earnings per share, operating company contribution or market share. These goals are generally determined prior to or near the beginning of each season, and are based on an analysis of historical performance and growth expectations for our business, expectations of the public markets and progress toward achieving our long-range strategic plan for the business. Target cash incentive compensation opportunities are established annually for eligible executives stated as a specific percentage of base salary, ranging from 10 percent to 150 percent of base salary.

The amount of incentive compensation paid to participating executives can range from zero to double their targets, based upon the extent to which performance goals are achieved or exceeded. The maximum amount payable to any participant may not exceed $3,000,000 in any year under the incentive program.

      Equity-Based Incentive Programs

      The Committee believes that continued emphasis on equity-based compensation opportunities encourages performance that enhances stockholder value, thereby further linking leadership and stockholder objectives. We believe that the magnitude and vesting schedule of the award also serve to retain key performers.

      The award opportunity level for each eligible participant depends on the individual's responsibility level and potential within the Company, competitive practices, and the market price of our common stock.

      In 2003, the Company awarded restricted stock awards or stock options to key executives in the amounts set forth in the Summary Compensation Table on page 10 and the Option Grants in Fiscal Year 2003 table on page 11, respectively. The restricted stock awards are based on the achievement of certain pre-established financial goals. The option program utilizes vesting periods to encourage retention of key executives. The exercise price for each option granted equals the fair market value of the underlying common stock on the date of grant.

CEO COMPENSATION

      We entered into an employment agreement with Mr. Rayden, effective September 15, 2003. Under the terms of his employment agreement, Mr. Rayden may receive equity compensation such as restricted stock, stock options, and deferred compensation at the Compensation Committee's discretion. The terms of Mr. Rayden's employment agreement are described above in this proxy statement under the section entitled "Employment Agreements with Certain Executive Officers."

      In February 2003, the Company awarded 125,000 stock option shares in Too, Inc. to Mr. Rayden.

SECTION 162(M)

      Internal Revenue Code Section 162(m) bars a deduction to any publicly held corporation for compensation paid to a "covered employee" in excess of $1 million per year unless performance criteria are set by the Compensation Committee within 90 days prior to the beginning of a performance period (or such earlier or later date as is permitted by Section 162(m)). Generally, we intend that compensation paid to our "covered employees" shall be deductible to the fullest extent permitted by law.

                                    Stock Option and Compensation Committee

                                    Fredric M. Roberts, Chairman
                                    Nancy J. Kramer
                                    Kenneth J. Strottman


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Fredric M. Roberts, Nancy J. Kramer and Kenneth J. Strottman, who are not employees of the Company, are members of the Stock Option and Compensation Committee. Since 1993, Mr. Rayden has served as a member of the advisory board of Strottman International, Inc., a privately held company, of which Mr. Strottman is President and Chief Executive Officer. In his capacity as an advisory board member, Mr. Rayden has no power to direct the activities of Strottman International, Inc. or to set the compensation of Mr. Strottman.

                            STOCKHOLDER RETURN GRAPH

      The following graph shows a comparison, over a fifty-four month period, of the cumulative total return for Too, Inc. common stock, the Standard & Poor's SmallCap 600 Index and the Standard & Poor's Apparel Retail Index, each of which assumes an initial investment value of $100 on August 9, 1999, the first day of trading of Too, Inc.'s stock, on a "when-issued" basis, on the New York Stock Exchange. The comparison also assumes the reinvestment of any dividends.


                COMPARISON OF 54 MONTH CUMULATIVE TOTAL RETURN*
                 AMONG TOO, INC., THE S & P SMALLCAP 600 INDEX
                       AND THE S & P APPAREL RETAIL INDEX

                      [CUMULATIVE TOTAL RETURN LINEGRAPH]

                                                                  Cumulative Total Return
                                          --------------------------------------------------------------------------
                                               8/9/99     1/29/00       2/2/01      2/1/02      2/1/03      1/31/04

TOO, INC.                                      100.00      103.79       112.73      164.61      100.91        92.73
S & P SMALLCAP 600                             100.00      104.62       125.88      129.72      106.01       156.75
S & P APPAREL RETAIL                           100.00       83.94        78.36       55.32       48.94        64.37



* $100 invested on 8/9/99 in stock or on 7/31/99 in index-including reinvestment of dividends.

Copyright(c) 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

                PROPOSAL TO RE-APPROVE THE MATERIAL TERMS OF THE
                     INCENTIVE COMPENSATION PERFORMANCE PLAN

INTRODUCTION

      At the annual meeting, the Company's stockholders will be requested to consider and act upon a proposal to re-approve the material terms of the Incentive Compensation Performance Plan (the "Incentive Plan").

      On August 11, 1999, the board of directors and the Company's sole stockholder at the time, Limited Brands, Inc. (f/k/a/ The Limited, Inc.) approved the Incentive Plan, effective upon completion of the spin-off of the Company from Limited Brands, Inc. The purpose of the Incentive Plan is to give the Company a competitive advantage in attracting, retaining and motivating key executives and to provide the Company with the ability to provide incentive compensation that is linked to financial measures, which is not subject to the deduction limitation rules described below.

DESCRIPTION

      The following summary of certain material terms of the Incentive Plan that stockholders are being asked to re-approve, does not purport to be complete and is qualified in its entirety by the terms of the Incentive Plan, a copy of which is attached hereto as Appendix B.

      The Incentive Plan is administered by the Stock Option and Compensation Committee. The Stock Option and Compensation Committee selects those key executives of the Company with significant operating and financial responsibility, which shall include those individuals who are likely to be "covered employees," within the meaning of Section 162(m) of the Internal Revenue Code (the "Code"), in respect of the relevant fiscal year, to be eligible to earn seasonal or annual incentive compensation payments under the Incentive Plan. During the 2003 fiscal year, approximately 100 individuals participated in the Incentive Plan and approximately 110 individuals have been selected to participate in the 2004 fiscal year. The Company expects a comparable number will be selected for participation in the Incentive Plan in future years.

      Under the Incentive Plan, performance goals are established by the Stock Option and Compensation Committee in respect of each Spring and/or Fall selling season or fiscal year. The performance goals selected by the Stock Option and Compensation Committee are based on any one or more of the following:

      -     price of the Company's common stock or the stock of any affiliate;

      -     shareholder return;

      -     return on equity;

      -     return on investment;

      -     return on capital;

      -     sales productivity;

      -     comparable store sales growth;

      -     economic profit;

      -     economic value added;

      -     net income;

      -     operating income;

      -     gross margin;

      -     sales;

      -     free cash flow;

      -     earnings per share;

      -     operating company contribution; or

      -     market share.

Any performance goals established will have a minimum and maximum award level and may be based on an analysis of historical performance and growth expectations for the Company, financial results of other comparable businesses and progress towards achieving the Company's long-range strategic plan. These performance goals and determination of results are based entirely on financial measures. After performance goals are established, discretion may not be used to modify award results except as permitted under Section 162(m) of the Code. If minimum performance levels are not met, no payments will be made.

      Annual incentive compensation targets established for eligible executives range from 10% to 150% of base salary. The target incentive compensation percentage for each executive is based on the level and functional responsibility of his or her position, size of the business for which the executive is responsible, and competitive practices. The amount of incentive compensation paid to executives can range from zero to double their targets, based upon the extent to which performance goals are achieved or exceeded. Except as otherwise permitted by Section 162(m) of the Code, the minimum level at which an executive will earn any incentive payment, and the level at which an executive will earn the maximum incentive payment of double the target, will generally be established by the Stock Option and Compensation Committee prior to the commencement of each bonus period (or such earlier or later date as is permitted by Section 162(m)). Actual payouts will be based on either a straight-line or pre-established graded interpolation based on these minimum and maximum levels of actual performance.

      The maximum dollar amount which may be paid in any year under the Incentive Plan to any participant is $3,000,000.

      The Board of Directors of the Company may amend the Incentive Plan at any time.

REASON FOR STOCKHOLDER APPROVAL

      The Incentive Plan has been designed to take into account certain limits on the ability of a public corporation to claim tax deductions for compensation paid to certain highly compensated executive officers. Section 162(m) of the Code generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and the four other most highly compensated officers of a public corporation. However, "qualified performance-based compensation" is exempt from this limitation. Qualified performance-based compensation is compensation paid based solely upon the achievement of objective performance goals, the material terms of which are approved by the stockholders of the paying corporation. The rules pertaining to
Section 162(m) require stockholder re-approval of the material terms of the performance-based plan at least once every five years. Inasmuch as the Company's sole stockholder approved the Incentive Plan in August 1999, the stockholders of the Company are thus now being asked to re-approve the material terms of the Incentive Plan, as described above. The Board of Directors believes that in the absence of an incentive cash compensation plan such as the Incentive Plan, the Company would have difficulty attracting and retaining senior level executives having the experience and abilities necessary to manage the Company's businesses.

BENEFITS UNDER THE INCENTIVE PLAN

      Due to the Company's disappointing performance in the 2003 fiscal year, there were no payments or accruals made under the Incentive Plan. Each of the executive officers named in the Summary Compensation Table on page 10 has been granted incentive compensation opportunities for the 2004 fiscal year under the Incentive Plan.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RE-APPROVAL OF THE MATERIAL TERMS OF THE INCENTIVE PLAN.

                             AUDIT COMMITTEE REPORT

      The primary responsibility of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating primarily to the quality and integrity of Too, Inc.'s financial reporting process and reports, its systems of internal accounting and controls, and the independent audit of its financial statements. Management is responsible for preparing the financial statements, and the outside auditor is responsible for auditing those financial statements. The Audit Committee, which consists of three independent directors, functions in accordance with a written charter adopted by the Board of Directors. The Amended and Restated Audit Committee Charter is attached hereto as Appendix A. The Charter requires the Audit Committee to perform a self-assessment and review the Charter annually.

      In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended January 31, 2004, with management and the outside auditors, including their judgment about the quality and appropriateness of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addition, the Audit Committee discussed with the outside auditors the matters required to be communicated under generally accepted auditing standards by Statement on Auditing Standards 61. The Audit Committee also discussed with the outside auditors the auditors' independence from management and the Company, and discussed the matters contained in the outside auditors' formal written statement received by the Company and required by the Independence Standards Board Standard No. 1.

      The Audit Committee discussed with the Company's outside auditors the overall scope and plan for their audit. The Audit Committee met separately with the outside auditors, with and without management present, to discuss the results of their examinations, including the integrity, adequacy, and effectiveness of the accounting and financial reporting processes and controls, and the overall quality of Too, Inc.'s reporting.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended January 31, 2004, for filing with the Securities and Exchange Commission.

                                        Audit Committee

                                        Philip E. Mallott, Chairman
                                        Elizabeth M. Eveillard
                                        Kenneth J. Strottman

                    SHARE OWNERSHIP OF PRINCIPAL STOCKHOLDERS

      The following table shows the names of owners of the Company's common stock who, on February 29, 2004 (unless otherwise noted), were known by Too, Inc. to be beneficial owners of more than 5% of the shares of common stock of the Company.

                                                      AMOUNT
                                                   BENEFICIALLY        PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                 OWNED(1)         OF CLASS(2)
------------------------------------                 --------         -----------
Mac-Per-Wolf Company.........................      2,760,550(3)          8.0%
   310 S. Michigan Ave. Suite 2000
   Chicago, Illinois 60604

Kern Capital Management, LLC.................      2,046,400(4)          6.0%
   114 West 47th Street, Suite 1296
   New York, New York 10036

FMR Corp.....................................      1,989,100(5)          5.8%
   82 Devonshire Street
   Boston, Massachusetts 02109

Cramer Rosenthal McGlynn, LLC................      1,742,500(6)          5.1%
   520 Madison Avenue
   New York, New York 10022

-------------
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and or investment power with respect to those securities.

(2) "Percent of Class" is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the Company on February 29, 2004, plus the number of shares such person has the right to acquire within 60 days of February 29, 2004.

(3) Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 22, 2004, by Mac-Per-Wolf Company ("Mac-Per-Wolf") and Janus Small Cap Value Fund ("Janus Fund"). Perkins, Wolf, McDonnell and Company, LLC ("PWMC"), a wholly owned subsidiary of Mac-Per-Wolf, is an investment adviser which furnishes investment advice to certain individual and institutional clients (collectively, the "Managed Portfolios"). Janus Fund, an investment company and one of the Managed Portfolios to which PWMC provides investment advice, is deemed to beneficially own 1,860,000 shares or approximately 5.4% of the Company's common stock.

(4) Based on the Schedule 13G of Kern Capital Management, LLC filed with the Securities and Exchange Commission on February 13, 2004.

(5) Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 18, 2004, by FMR Corp. ("FMR"), Edward
      C. Johnson 3d, Abigail P. Johnson, Fidelity Management & Research Company ("Fidelity") and Fidelity Low Priced Stock Fund ("Fidelity Fund"). Fidelity is a wholly-owned subsidiary of FMR and, as an investment adviser, deemed to beneficially own 1,989,100 shares or approximately 5.8% of the Company's common stock as a result of acting as investment adviser to various investment companies including the Fidelity Fund, which is deemed to beneficially own 1,800,000 shares or approximately 5.24% of the Company's common stock. Mr. Johnson and Ms. Johnson, along with other members of the Johnson family, through their ownership of Class B voting common stock of FMR and the execution of a shareholders' voting agreement are deemed to be a controlling group under the Investment Company Act of 1940 with respect to FMR and, thus, both Mr. Johnson and Ms. Johnson are deemed to beneficially own 1,989,100 shares or 5.79% of the Company's common stock.

(6) Based on the Schedule 13G of Cramer Rosenthal McGlynn, LLC filed with the Securities and Exchange Commission on February 6, 2004.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors, and greater than 10% stockholders to file reports of ownership and changes in ownership of the Company's securities with the Securities and Exchange Commission. SEC regulations require that copies of the reports be provided to the Company. Based on our review of such reports, we believe that all reporting persons complied with all filing requirements during the fiscal year ended January 31, 2004.

                             INDEPENDENT ACCOUNTANTS

      PricewaterhouseCoopers LLP served as the independent accountants for the Company for the 2003 fiscal year and throughout the periods covered by the consolidated financial statements. Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting in order to respond to questions from stockholders, and they will have the opportunity to make a statement.

                       FEES OF THE INDEPENDENT ACCOUNTANTS

      The following table shows the aggregate fees billed to the Company by its independent accountants, PricewaterhouseCoopers LLP, for services rendered during the fiscal years ended February 1, 2003 and January 31, 2004.

                              FISCAL YEAR ENDED
                              -----------------
                          JANUARY 31,   FEBRUARY 1,
                             2004          2003
                           --------      --------
Audit Fees                 $252,100      $202,800
Audit-Related Fees(1)         8,000            --
Tax Fees(2)                  40,200        56,400
All Other Fees(3)                --       187,400

(1) Includes fees for accounting research on discontinued operations during the fiscal year ended February 1, 2003.

(2)   Includes fees for services related to tax compliance and tax planning.

(3) Includes one-time fees for services rendered in connection with the Company's follow-on offering of common stock in May 2002 and fees associated with the audit of the third-party administrator for the Company's health care benefit plan during the fiscal year ended February 1, 2003.

The audit committee has considered whether the provision of services other than those performed in connection with the "Audit Fees" above is compatible with maintaining the principal accountant's independence.

      The Audit Committee has a policy that the Committee will pre-approve all audit and non-audit services provided by the independent auditors. The Audit Committee may delegate pre-approval authority to a member of the Committee. The decisions of the member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting. The Audit Committee has delegated pre-approval authority to the Chairman.

                              STOCKHOLDER PROPOSALS

      Stockholder proposals to be included in the proxy statement for the 2005 Annual Meeting of Stockholders should be submitted to the Secretary of the Company at our corporate offices by December 10, 2004, but not before November 10, 2004. The Company may omit from the proxy statement and form of proxy relating to the next annual meeting of stockholders any proposals which are not received by the Secretary by December 10, 2004, or which are received before November 10, 2004. Any stockholder proposal submitted outside the processes of Rule 14a-8 under the Securities and Exchange Act of 1934 for presentation at our 2005 Annual Meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by the Company after February 25, 2004. To be submitted at the meeting, any such proposal must be a proper subject for stockholder action under the laws of the State of Delaware.

      Stockholder nominations for the Board of Directors to be elected at the 2005 Annual Meeting of Stockholders should be submitted not less than 14 days, nor more than 50 days, before the 2005 Annual Meeting.

                              SOLICITATION EXPENSES

      The Company will pay the expense of preparing, assembling, printing and mailing the proxy form and the form of material used in solicitation of proxies. Our associates may solicit proxies by telephone, mail services, electronic mail, mailgram, facsimile, telegraph, cable and personal interview.

         CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS

      The Securities and Exchange Commission has adopted amendments to its rules regarding delivery of proxy statements and annual reports to stockholders sharing the same address. We may now satisfy these delivery rules by delivering a single proxy statement and annual report to an address shared by two or more of our stockholders. This delivery method is referred to as "householding" and can result in significant costs savings for us. To take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement or annual report, as requested, to a stockholder at a shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of a proxy statement or annual report, either now or in the future, you can request a separate copy of the proxy statement or annual report by writing to us at the following address: Investor Relations, Too, Inc., 8323 Walton Parkway, New Albany, Ohio 43054, Attention: Robert C. Atkinson, or by telephoning us at (614) 775-3500.

      If you are currently a stockholder sharing an address with another Too, Inc. stockholder and wish to have your future proxy statements and annual reports householded, please contact Investor Relations at the above address or telephone number.

                                  OTHER MATTERS

      Copies of the exhibits to our 2003 Form 10-K Annual Report may be obtained, at a reasonable charge for copying and mailing, by writing to us at the following address: Investor Relations, Too, Inc., 8323 Walton Parkway, New Albany, Ohio 43054, Attention: Robert C. Atkinson, or by telephoning us at (614) 775-3500.

      The Board of Directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the meeting, each of the persons named in the proxy intends to vote in accordance with their judgement on such matters.

                                  By Order of the Board of Directors,

                                  /s/ Michael W. Rayden

                                  Michael W. Rayden
                                  Chairman, President & Chief Executive Officer

                                                                      APPENDIX A

                                    TOO, INC.

                          AMENDED AND RESTATED CHARTER
                             OF THE AUDIT COMMITTEE

                          AS ADOPTED FEBRUARY 10, 2004

I.    AUDIT COMMITTEE PURPOSE

     The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities of:

            -     the integrity of the Company's financial statements;

            - the Company's compliance with legal and regulatory requirements;

            -     the independent auditor's qualifications and independence; and

            - the performance of the Company's internal audit function and independent auditors.

      The Audit Committee shall prepare the audit committee report as required by the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

II.   AUDIT COMMITTEE COMPOSITION AND MEETINGS

      The Audit Committee shall be comprised of three or more directors as determined by the Board. Audit Committee members shall meet the independence, experience and other requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission. All members of the Audit Committee shall be financially literate and at least one member of the Audit Committee shall be a financial expert as defined by the Commission. Audit committee members shall not simultaneously serve on the audit committees of more than two other public companies.

      Audit Committee members shall be appointed by the Board on the recommendation of the Nominating and Governance Committee and shall serve until their successors are appointed and qualified. Audit Committee members may be replaced by the Board. If an Audit Committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

      The Audit Committee shall meet at least quarterly, or more frequently as circumstances dictate. The Audit Committee shall meet periodically with management, the internal auditors, and the independent auditor in separate executive sessions. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee may request any officer or employee of the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any member of, or consultants to, the Committee.

III.  AUDIT COMMITTEE AUTHORITY, RESPONSIBILITIES AND DUTIES

      The Audit Committee shall have the responsibility to directly appoint, retain, compensate, evaluate and terminate the Company's independent auditor. The Audit Committee shall have the sole authority to approve all audit engagement fees and terms, as well as all significant non-audit engagements with the independent auditor. The Audit Committee shall be directly responsible for the oversight of the work of the independent auditor and any other registered public accounting firm employed by the Company (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor and any other such registered public accounting firm employed by the Company shall report directly to the Audit Committee.

      The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor or other registered public accounting firm, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit.


                                     -A-1-

      The Audit Committee may form and delegate authority to subcommittees consisting of one or more members of the Audit Committee when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

      The Committee is authorized by the Board to investigate any matter within its terms of reference. The Audit Committee shall have the authority, to the extent it deems necessary or appropriate to carry out its duties, to use resources from within the Company or to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. The Committee is authorized to seek information from any of the Company's directors, officers or employees, and from any outside advisors of the Company, for the purpose of fulfilling its duties and the Board shall, if so requested, direct such persons to cooperate with the Committee.

      The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of any expenses relating to the use of Company resources for investigative purposes, and for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

      The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall have the Charter published at least every three years in accordance with the Commission's regulations. The Audit Committee shall annually review the Audit Committee's own performance.

            Consistent with the duties and obligations above, the Audit Committee, shall also:

Financial Statement and Disclosure Matters

1. Review and discuss the Company's annual audited financial statements with management and the independent auditor, including disclosures made in Management's Discussion and Analysis of Financial Condition and Results of Operations, and recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K.

2. Review and discuss with management and the independent auditor the Company's quarterly financial statements, including disclosures made in Management's Discussion and Analysis of Financial Condition and Results of Operations, prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls, and any special steps adopted in light of material control deficiencies.

4. Review and discuss reports from the independent auditors submitted to the Audit Committee under Section 10A(k) of the Exchange Act, which reports shall include:

      (a)   all critical accounting policies and practices to be used;

      (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the issuer, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the registered public accounting firm; and


                                     -A-2-

      (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5. Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made). The Audit Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

6. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the Company's financial statements.

7. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies and guidelines. The Audit Committee is not required to be the sole body responsible for risk assessment and management, but it must discuss guidelines and policies to govern the process by which risk assessment and management is undertaken.

8. Discuss with the independent auditor the matters required to be discussed by Statement on Accounting Standards No. 61 relating to the conduct of the audit, including any problems or difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9. Review disclosures made to the Audit Committee by the Company's Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

Oversight of the Company's Relationship with the Independent Auditor

10. Obtain and review a report from the independent auditor, at least annually, describing:

      (a)   the independent auditor's internal quality-control procedures;

      (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

      (c)   all relationships between the independent auditor and the Company.

      After review, the Audit Committee shall evaluate the qualifications, performance, and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provisions of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and internal auditors. This evaluation shall include the review and evaluation of the lead or coordinating partner of the independent auditor, and should ensure the rotation of such lead or coordinating partner of the independent auditor as required by law. The Audit Committee should further consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

11. Establish policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.


                                     -A-3-

12. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company's Internal Audit Function

13. Review the appointment and replacement of the senior internal auditing executive or the entity performing the internal audit function.

14. Review the significant reports to management prepared by the internal auditing department (or the entity performing the internal audit function) and management's responses.

15. Discuss with the independent auditor and management the internal audit department (or the entity performing the internal audit function) responsibilities, budget, and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

16. Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

17. Review reports and disclosures of insider and affiliated party transactions.

18. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics.

19. Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

20. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

21. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

22. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

23. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

LIMITATION OF AUDIT COMMITTEE'S ROLE

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.


                                     -A-4-

                                                                      APPENDIX B

                                    TOO, INC.
                     INCENTIVE COMPENSATION PERFORMANCE PLAN

      The Too, Inc. Incentive Compensation Performance Plan (the "INCENTIVE PLAN") is intended to satisfy the applicable provision of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "CODE"). The Incentive Plan shall be administered by the Stock Option and Compensation Committee (the "COMMITTEE") of the Board of Directors of Too, Inc. (the "COMPANY"). The Committee shall select those key executives of the Company with significant operating and financial responsibility, which shall include those individuals who are likely to be "covered employees" (within the meaning of Section 162(m) of the Code), for the relevant fiscal year, to be eligible to earn seasonal or annual cash incentive compensation payments to be paid under the Incentive Plan.

      In respect of each Spring and/or Fall selling season or fiscal year, the Committee may establish performance goals for the Company. The performance goals selected by the Committee shall be based on any one or more of the following: price of the Company's common stock, par value $.01 per share, or the stock of any affiliate, shareholder return, return on equity, return on investment, return on capital, sales productivity, comparable store sales growth, economic profit, economic value added, net income, operating income, gross margin, sales, free cash flow, earnings per share, operating company contribution or market share. These factors shall have a minimum performance standard below which, and a maximum performance standard above which, no payments will be made. These performance goals may be based on an analysis of historical performance and growth expectations for the business, financial results of other comparable businesses and progress towards achieving the long-range strategic plan for the business. These performance goals and determination of results shall be based entirely on financial measures. The Committee may not use any discretion to modify award results except as permitted under Section 162(m) of the Code.

      Annual incentive compensation targets may be established for eligible executives ranging from 10% to 150% of base salary. Executives may earn their target incentive compensation if the business achieves the pre-established performance goals. The target incentive compensation percentage for each executive will be based on the level and functional responsibility of his or her position, size of the business for which the executive is responsible, and competitive practices. The amount of incentive compensation paid to participating executives may range from zero to double their targets, based upon the extent to which performance goals are achieved or exceeded. Except as otherwise permitted by Section 162(m) of the Code, the minimum level at which a participating executive will earn any incentive payment, and the level at which an executive will bear the maximum incentive payment of double the target, must be established by the Committee prior to the commencement of each bonus period (or such earlier or later date as is permitted by Section 162(m)). Actual payouts must be based on either a straight-line or pre-established interpolation based on these minimum and maximum levels and the performance goals.

      The maximum dollar amount to be paid for any year under the Incentive Plan to any participant may not exceed $3,000,000.


                                     -B-1-

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                    TOO, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Michael W. Rayden and Kent A. Kleeberger, or either of them acting alone, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Too, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 A.M. Eastern Daylight Time on May 13, 2004, at the Company's corporate offices located at 8323 Walton Parkway, New Albany, Ohio, and any adjournment or postponement thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR RE-APPROVAL OF THE MATERIAL TERMS OF THE INCENTIVE COMPENSATION PERFORMANCE PLAN.

                PLEASE VOTE YOUR PROXY PROMPTLY BY FOLLOWING THE
                    VOTING INSTRUCTIONS ON THE REVERSE SIDE.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                        ANNUAL MEETING OF STOCKHOLDERS OF

                                    TOO, INC.

                                  MAY 13, 2004

                            PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
                                      -OR-
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
                                      -OR-
INTERNET - Access "WWW.VOTEPROXY.COM" and follow the on-screen instructions. Have your proxy card available when you access the web page.


Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

--------------------------------------------------------------------------------
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN
HERE: X

     ---------------------------------------------------------------------------

     1.   Election of Directors:

                                                 NOMINEES:

     [ ]  FOR ALL NOMINEES                       [ ]  David A. Krinsky
                                                 [ ]  Kenneth J. Strottman
     [ ]  WITHHOLD AUTHORITY
          FOR ALL NOMINEES

     [ ]  FOR ALL EXCEPT
          (See instructions below)


     INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you with to withhold, as shown here: ?


     2.   Re-approval of the material terms of the Incentive Compensation Plan.

     FOR    AGAINST   ABSTAIN
     [ ]      [ ]       [ ]


     3. To transact such other business properly coming before the meeting or adjournments thereof.


     To change the address on your account, please check the box at right [ ] and indicate your new address in the address space above. Please not that changes to the registered name(s) on the account may not be submitted via this method.

---------------------------------------  ---------------------------------------
                          |                                        |
---------------------------------------  ---------------------------------------
Signature of Stockholder     Date        Signature of Stockholder     Date

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.